                                                                       EX-99.a.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                         DELAWARE GROUP EQUITY FUNDS III

     The  undersigned  Trustees of Delaware  Group  Equity Funds III, a Delaware
statutory trust (the "Trust"),  constituting a majority of the Board of Trustees of the Trust (the "Trustees"), do hereby certify:

     FIRST.  That pursuant to the  authority  granted to the Trustees in Article
VII,  Section 5 of the  Agreement  and  Declaration  of Trust of the Trust  (the
"Declaration of Trust"),  Article VII,  Section 2 of the Declaration of Trust is
hereby  amended by deleting the second  sentence of Section 2(a) in its entirety and replacing it with the following sentence:

     The Trust,  out of Trust  Property,  shall indemnify and hold harmless each officer  and  Trustee of the Trust  from and  against  claims  and  demands arising out of or related to such officer's or Trustee's performance of his or her  duties as an  officer  or  Trustee  of the  Trust,  subject  to the provisions set forth in Article VI of the By-Laws.

     SECOND.  That  the  above  amendment  to  Article  VII,  Section  2 of  the
Declaration of Trust is effective as of November 15, 2006.

     IN WITNESS WHEREOF, the undersigned Trustees of Delaware Group Equity Funds
III, certify as to the above as of the 15th day of November, 2006.

/s/ Patrick P. Coyne                  /s/ Ann R. Leven
------------------------------------  -----------------------------------------
Patrick P. Coyne                      Ann R. Leven
Trustee                               Trustee

/s/ Thomas L. Bennett                 /s/ Thomas F. Madison
------------------------------------  -----------------------------------------
Thomas L. Bennett                     Thomas F. Madison
Trustee                               Trustee

/s/ John A. Fry                       /s/ Janet L. Yeomans
------------------------------------  -----------------------------------------
John A. Fry                           Janet L. Yeomans
Trustee                               Trustee

/s/ Anthony D. Knerr                  /s/ J. Richard Zecher
------------------------------------  -----------------------------------------
Anthony D. Knerr                      J. Richard Zecher
Trustee                               Trustee

/s/ Lucinda S. Landreth
------------------------------------
Lucinda S. Landreth
Trustee